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Exhibit 99.2

CERTIFICATION PURSUANT TO SECTION 111(b)(4)
OF THE EMERGENCY ECONOMIC STABILIZATION
ACT OF 2008, AS AMENDED

(PRINCIPAL FINANCIAL OFFICER)

CERTIFICATION

            I, Irene H. Oh, Executive Vice President and Chief Financial Officer of East West Bancorp, Inc. ("East West Bancorp"), certify, based on my knowledge, that:

(i)
The compensation committee of East West Bancorp has discussed, reviewed, and evaluated with senior risk officers, as defined in the regulations and guidance established under Section 111 of the Emergency Economic Stabilization Act of 2008 ("EESA"), at least every six months during the period beginning on the later of September 14, 2009, or ninety days after the closing date of the agreement between East West Bancorp and the U.S. Department of the Treasury ("Treasury") and ending with the last day of East West Bancorp's fiscal year containing that date (the "Applicable Period"), the senior executive officer (SEO) compensation plans and employee compensation plans, each as defined in the regulations and guidance established under Section 111 of EESA, and the risks these plans pose to East West Bancorp;

(ii)
The compensation committee of East West Bancorp has identified and limited during the Applicable Period any features in the SEO compensation plans that could lead SEOs to take unnecessary and excessive risks that could threaten the value of East West Bancorp, and during that same Applicable Period has identified any features of the employee compensation plans that pose risks to East West Bancorp and has limited those features to ensure that East West Bancorp is not unnecessarily exposed to risks;

(iii)
The compensation committee of East West Bancorp has reviewed, at least every six months during the Applicable Period, the terms of each employee compensation plan and identified any features of the plan that could encourage the manipulation of reported earnings of East West Bancorp to enhance the compensation of an employee, and has limited any such features;

(iv)
The compensation committee of East West Bancorp will certify to the reviews of the SEO compensation plans and employee compensation plans required under paragraphs (i) and (iii) above;

(v)
The compensation committee of East West Bancorp will provide a narrative description of how it limited during any part of the most recently completed fiscal year that included a TARP period, as defined in the regulations and guidance established under Section 111 of EESA, the features in:

(A)
SEO compensation plans that could lead SEOs to take unnecessary and excessive risks that could threaten the value of East West Bancorp;

(B)
Employee compensation plans that unnecessarily expose East West Bancorp to risks; and

(C)
Employee compensation plans that could encourage the manipulation of reported earnings of East West Bancorp to enhance the compensation of an employee;

(vi)
East West Bancorp has required that bonus payments, as defined in the regulations and guidance established under Section 111 of EESA, of the SEOs and twenty next most highly compensated employees, as defined in the regulations and guidance established under Section 111 of EESA, be subject to a recovery or "clawback" provision during any part of the most recently completed fiscal year that was a TARP period if the bonus payments were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria;

(vii)
East West Bancorp has prohibited any golden parachute payment, as defined in the regulations and guidance established under Section 111 of EESA, to a SEO or any of the next five most highly compensated employees during the period beginning on the later of the closing date of the agreement between East West Bancorp and Treasury or June 15, 2009 and ending with the last day of East West Bancorp's fiscal year containing that date;

(viii)
East West Bancorp has limited bonus payments to its applicable employees in accordance with Section 111 of EESA and the regulations and guidance established thereunder during the period beginning on the later of the closing date of the agreement between East West Bancorp and Treasury or June 15, 2009 and ending with the last day of East West Bancorp's fiscal year containing that date;

(ix)
The board of directors of East West Bancorp has established an excessive or luxury expenditures policy, as defined in the regulations and guidance established under Section 111 of EESA, by the later of September 14, 2009, or ninety days after the closing date of the agreement between East West Bancorp and Treasury; this policy has been provided to Treasury and its primary regulatory agency; East West Bancorp and its employees have complied with this policy during the Applicable Period; and any expenses that, pursuant to this policy, required approval of the board of directors, a committee of the board of directors, an SEO, or an executive officer with a similar level of responsibility, were properly approved;

(x)
East West Bancorp will permit a non-binding shareholder resolution in compliance with any applicable Federal securities rules and regulations on the disclosures provided under the Federal securities laws related to SEO compensation paid or accrued during the period beginning on the later of the closing date of the agreement between East West Bancorp and Treasury or June 15, 2009 and ending with the last day of East West Bancorp's fiscal year containing that date;

(xi)
East West Bancorp will disclose the amount, nature, and justification for the offering during the period beginning on the later of the closing date of the agreement between East West Bancorp and Treasury or June 15, 2009 and ending with the last day of East West Bancorp's fiscal year containing that date of any perquisites, as defined in the regulations and guidance established under Section 111 of EESA, whose total value exceeds $25,000 for any employee who is subject to the bonus payment limitations identified in paragraph (viii);

(xii)
East West Bancorp will disclose whether East West Bancorp, the board of directors of East West Bancorp, or the compensation committee of East West Bancorp has engaged during the period beginning on the later of the closing date of the agreement between East West Bancorp and Treasury or June 15, 2009 and ending with the last day of East West Bancorp's fiscal year containing that date, a compensation consultant; and the services the compensation consultant or any affiliate of the compensation consultant provided during this period;

(xiii)
East West Bancorp has prohibited the payment of any gross-ups, as defined in the regulations and guidance established under Section 111 of EESA, to the SEOs and the next twenty most highly compensated employees during the period beginning on the later of the closing date of the agreement between East West Bancorp and Treasury or June 15, 2009 and ending with the last day of East West Bancorp's fiscal year containing that date;

(xiv)
East West Bancorp has substantially complied with all other requirements related to employee compensation that are provided in the agreement between East West Bancorp and Treasury, including any amendments;

(xv)
East West Bancorp has submitted to Treasury a complete and accurate list of the SEOs and the twenty next most highly compensated employees for the current fiscal year and the most recently completed fiscal year, with the non-SEOs ranked in descending order of level of annual compensation, and with the name, title and employer of each SEO and most highly compensated employee identified; and

(xvi)
I understand that a knowing and willful false or fraudulent statement made in connection with this certification may be punished by fine, imprisonment, or both. (See, for example, 18 USC 1001).

Date: February 26, 2010

/s/ IRENE H. OH Irene H. Oh Executive Vice President and Chief Financial Officer

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  Exhibit 99.2
CERTIFICATION PURSUANT TO SECTION 111(b)(4) OF THE EMERGENCY ECONOMIC STABILIZATION ACT OF 2008, AS AMENDED (PRINCIPAL FINANCIAL OFFICER) CERTIFICATION